Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-5423                                                                      TEL. 978/289-1500                                           www.drc.com

DRC REPORTS FIRST QUARTER 2010 RESULTS

--- Core Federal Revenue Up 6 Percent; Earnings from Continuing Operations Up 35 Percent ---

--- Company Reaffirms 2010 Revenue and Earnings Growth Projections ---

Andover, Mass. – April 28, 2010 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the first quarter of 2010.

Financial Results

The Company reported income from continuing operations of $2.7 million, or $0.28 per diluted share, for the first quarter of 2010, up from $2.0 million, or $0.20 per diluted share, for the first quarter of 2009.

Revenue for the first quarter of 2010 was $68.6 million, as compared with $67.2 million for the same period in 2009.  The 2010 period included $0.4 million in revenues derived from 8(a) contracts received with the Kadix Systems acquisition compared with $2.8 million for the 2009 period.  Absent the effect of the 8(a) contracts, federal revenue grew 5.8 percent in the first quarter of 2010 compared with the same period in 2009.  Overall, reported revenue including state government clients grew 2.1 percent on a year-over-year comparison.

Income from discontinued operations was $0.1 million, or $0.01 per diluted share, for the first quarter of 2010, compared with a loss of $0.2 million, or $0.02 per diluted share, for the first quarter of 2009.

The Company generated $13.1 million in cash from operating activities in the first quarter of 2010, having received $8.0 million in payments from the State of Tennessee during the quarter.  Days sales outstanding for the federal business was 68 at the end of the first quarter, down from 73 at December 31, 2009.

Business Highlights

“The Company’s strong operating performance for the quarter stemmed from healthy contract activity, including several important new business awards in the quarter.  We posted a 1.1-to-1.0 book-to-bill ratio, and ended the period with a funded backlog equating to 7.5 months of revenue and strong cash flow,” said Jim Regan, DRC’s chairman and chief executive officer.  “Indirect operating costs were down significantly versus last year, contributing to the sharp earnings improvement.  Looking ahead, we have a large pipeline of bids awaiting award and are focused on accelerating growth in our target markets – homeland security, healthcare, high priority defense programs, cyber security, financial regulation, and intelligence agencies.  We continue to be very optimistic about the outlook for 2010.”

Company Guidance

The Company reaffirms its estimates for revenue and earnings from continuing operations for 2010, with revenue projected to be in the range of $277 to $286 million and earnings from continuing operations estimated to be in the range of $1.18 to $1.26 per diluted share.  Operating margin expectations for 2010 continue to be between 7.7 and 7.9 percent.

For the second quarter of 2010, revenues and earnings from continuing operations per diluted share are forecast to be $65 to $68 million and $0.24 to $0.27, respectively.

Conference Call

The Company will conduct a first quarter 2010 conference call on Thursday, April 29, 2010 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at 800-642-1687, passcode #67398280, beginning at 1:00 p.m. ET April 29, 2010.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC including the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009. The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2010	2009
Revenue	$68,584	$67,203
Cost of revenue	57,827	55,943
Gross profit	10,757	11,260

Selling, general and administrative expenses	5,956	6,311
Amortization of intangible assets	385	973
Operating income	4,416	3,976
Interest expense, net	(376)	(619)
Other income (expense), net	113	39
Income from continuing operations before provision for income taxes	4,153	3,396
Provision for income taxes	1,416	1,439
Income from continuing operations	2,737	1,957
Income (loss) from discontinued operations, net of tax benefit	132	(186)
Net income	$2,869	$1,771

Earnings per share
Basic
Income from continuing operations	$0.28	$0.20
Income (loss) from discontinued operations	0.01	(0.02)
Net income	$0.29	$0.18
Diluted
Income from continuing operations	$0.28	$0.20
Income (loss) from discontinued operations	0.01	(0.02)
Net income	$0.29	$0.18

Weighted average shares outstanding
Basic	9,807,706	9,604,895
Diluted	9,993,079	9,711,084

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$6,947	$55
Contract receivables, net	66,936	72,569
Prepaid expenses and other current assets	3,520	5,702
Discontinued operations	2,390	2,058
Total current assets	79,793	80,384
Noncurrent assets
Property and equipment, net	13,349	13,915
Goodwill	97,641	97,641
Intangible assets, net	3,689	4,074
Deferred tax asset	4,153	4,252
Other noncurrent assets	3,335	3,335
Total noncurrent assets	122,167	123,217
Total assets	$201,960	$203,601

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	18,674	18,299
Accrued compensation and employee benefits	15,276	16,357
Deferred taxes	5,498	7,046
Other accrued expenses	4,932	3,708
Discontinued operations	308	186
Total current liabilities	52,688	53,596
Long-term liabilities
Long-term debt	20,000	23,973
Other long-term liabilities	32,132	31,936
Total stockholders' equity	97,140	94,096
Total liabilities and stockholders' equity	$201,960	$203,601

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended
	March 31,
	2010	2009
National defense and intelligence agencies	$41,913	$37,193
Homeland security	12,931	13,088
Federal civilian agencies	8,329	10,797
Total revenue from federal agencies	63,173	61,078
State and local government agencies	5,394	5,817
Other	17	308
Total revenue	$68,584	$67,203

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended
	March 31,
	2010	2009
Fixed price, including service-type contracts	47%	37%
Time and materials	33	46
Cost reimbursable	20	17
	100%	100%

Prime contract	72%	72%
Sub-contract	28	28
	100%	100%

	Three Months Ended
	March 31,
	2010	2009
Net cash provided by operating activities - continuing operations	$13,087	$3,446
Capital expenditures	$2,470	$223
Depreciation	$886	$737
Bookings	$77,221	$55,827

	March 31,	December 31,
	2010	2009
Total backlog	$411,739	$434,475
Funded backlog	$171,855	$158,518
Employees	1,418	1,469

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Marisa Hagerman
703.584.5637
marisah@aboutsage.com